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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Crown Group, Inc. and subsidiaries on Form S-8 (File Nos. 33-59519, 33-59527 and 333-38475) of our report dated August 1, 1998, on our audits of the consolidated financial statements and financial statement schedule of Crown Group, Inc. and subsidiaries as of April 30, 1998 and 1997, and for the years ended April 30, 1998, 1997 and 1996, which report is incorporated by reference in this Annual Report on Form 10-KA Amendment No. 1.




Dallas, Texas                                         PricewaterhouseCoopers LLP
January 12, 1999